Exhibit 99.1

Nasdaq Stays Suspension of Trading in deCODE Stock

deCODE shares will continue to trade as usual pending Nasdaq listing review

Reykjavik, ICELAND, April 28, 2009 — deCODE genetics (Nasdaq:DCGN) announced that it has this evening received a letter from the Nasdaq Listing and Hearing Review Council stating that the Council has called for review the April 22 determination of the Nasdaq Listing Qualifications Panel regarding the delisting of the company’s common stock from the Nasdaq Stock Market. Pending the completion of this review the Council has also stayed the Panel’s proposed suspension of trading in deCODE common stock mentioned in deCODE’s 8-K filing made after the close of the market this afternoon.  The company’s stock will therefore continue to trade as usual on the Nasdaq Capital Market during the review process.

About deCODE

deCODE is a biopharmaceutical company developing drugs and DNA-based tests to improve the treatment, diagnosis and prevention of common diseases. Its lead therapeutic programs, which leverage the company’s expertise in chemistry and structural biology, include DG041, an antiplatelet compound being developed for the prevention of arterial thrombosis; DG051 and DG031, compounds targeting the leukotriene pathway for the prevention of heart attack; and DG071 and a platform for other PDE4 modulators with therapeutic applications in Alzheimer’s disease and other conditions. deCODE is a global leader in human genetics, and has identified key variations in the genome (SNPs) conferring increased risk of major public health challenges from cardiovascular disease to cancer. Based upon these discoveries deCODE has brought to market a growing range of DNA-based tests for gauging risk and empowering prevention of common diseases. Through its CLIA-registered laboratory, deCODE is offers deCODE T2™ for type 2 diabetes; deCODE AF™ for atrial fibrillation and stroke; deCODE MI™ for heart attack; deCODE ProstateCancer™ for prostate cancer; deCODE Glaucoma™ for a major type of glaucoma; and deCODE BreastCancer, for the common forms of breast cancer. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com; on our diagnostics site at www.decodediagnostics.com; for our pioneering personal genome analysis service and new focused disease scans, integrating the genetic variants included in these tests and those linked to another twenty common diseases, as well as for our new deCODEme Cardio™ and deCODEme Cancer™, at www.decodeme.com; and on our blog at www.decodeyou.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, and the timing of events, to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, among others, those relating to our ability to obtain sufficient  financing to continue as a going concern, the outcome of the review of the continued listing of our common stock on The Nasdaq Stock Market, our ability to develop and market diagnostic products, the level of third party reimbursement for our products, risks related to preclinical and clinical development of pharmaceutical products, including the identification of compounds and the completion of clinical trials, our ability to form collaborative relationships, the effect of government regulation and the regulatory approval processes, market acceptance, our ability to obtain and protect intellectual property rights for our products, dependence on collaborative relationships, the effect of competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission, including, without limitation, the risk factors identified in our most recent Annual Report on Form 10-K and any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.  deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.